METROPOLITAN SERIES FUND, INC.

POWER OF ATTORNEY

I, the Chairman of the Board, President, and Chief Executive Officer of Metropolitan Series Fund, Inc. (the “Fund”), hereby severally constitute and appoint the officers of the Fund, and each of them singly, my true and lawful attorneys, with full power to them and each of them to sign, for me, and in my name and in the capacities indicated below, any and all registration statements of the Fund and any and all amendments thereto to be filed with the Securities and Exchange Commission, pursuant to the Securities Act of 1933 and/or the Investment Company Act of 1940, hereby ratifying and confirming my signature as it may be signed by my said attorneys to any and all such registration statements and amendments thereto.

Witness my hand on the 5th of February, 2007.

/s/ Elizabeth M. Forget
Elizabeth M. Forget
Chairman of the Board, President and Chief Executive Officer

METROPOLITAN SERIES FUND, INC.

POWER OF ATTORNEY

I, a member of the Board of Directors of Metropolitan Series Fund, Inc. (the “Fund”), hereby severally constitute and appoint the officers of the Fund, and each of them singly, my true and lawful attorneys, with full power to them and each of them to sign, for me, and in my name and in the capacities indicated below, any and all registration statements of the Fund and any and all amendments thereto to be filed with the Securities and Exchange Commission, pursuant to the Securities Act of 1933 and/or the Investment Company Act of 1940, hereby ratifying and confirming my signature as it may be signed by my said attorneys to any and all such registration statements and amendments thereto.

Witness my hand on the 4th of February, 2007.

/s/ Frances M. Hawk
Frances M. Hawk
Director